UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2023
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2023, Tupperware Brands Corporation (the “Company”), Tupperware Products AG (the “Swiss Subsidiary Borrower”), and Administradora Dart, S. de R.L. de C.V. (the “Mexican Subsidiary Borrower” and, together with the Company and the Swiss Subsidiary Borrower, the “Borrowers”) entered into the third amendment (the “Amendment”) to that certain Credit Agreement dated as of November 23, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of August 1, 2022 (the “First Amendment”), and that certain Second Amendment to Credit Agreement dated as of December 21, 2022 (the “Second Amendment”), the “Credit Agreement” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), by and among, among others, the Borrowers, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto. The Amendment, among other things, provides (i) that the maturity date of the Credit Agreement is shortened from November 23, 2025 to July 31, 2025, (ii) that the Mexican Tranche Revolving Commitments (as defined in the Credit Agreement) are reduced from $5 million to $0, (iii) that the Aggregate Global Tranche Revolving Commitments (as defined in the Credit Agreement) are reduced from $450 million to $220 million, converting $200 million of outstanding Global Tranche Revolving Loans (as defined in the Credit Agreement) to a new tranche of term loans (the “Term Loan 2 Tranche”) and constituting an overall reduction in Aggregate Global Tranche Revolving Commitments by $30 million, (iv) that the maximum permitted Swingline Exposure (as defined in the Credit Agreement) is reduced from $100 million to $0, (v) that the maximum permitted LC Exposure (as defined in the Credit Agreement) is reduced from $45 million to $40 million, (vi) that the Term Loan 2 Tranche will amortize 1% in 2023, 3% in 2024, and 5% in 2025, (vii) that certain limitations, restrictions, and reporting requirements, including, among other things, (a) restrictions on the Company’s ability to make restricted payments, (b) the reduction of certain baskets and thresholds, and (c) restrictions on the Company’s ability to reinvest net cash proceeds from, among other things, asset sales in lieu of making mandatory prepayments of the Term Loans (as defined in the Credit Agreement) with such net cash proceeds, imposed by the First Amendment and the Second Amendment during the Covenant Adjustment Period (as defined in the Credit Agreement) will be permanent rather than applying solely during the Covenant Adjustment Period, (viii) that the concept of cash netting that was previously used in the calculation of the Company’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement) is removed, and the maximum permitted Consolidated Leverage Ratio (as defined in the Credit Agreement) is 6.25 to 1.00 (rather than 4.25 to 1.00 or 3.75 to 1.00, respectively) for the first, second and third quarters of 2023, stepping down to 5.75 to 1.00 (rather than 3.75 to 1.00) for the fourth quarter of 2023 and the first and second quarters of 2024, and stepping down further to 4.50 to 1.00 (rather than 3.75 to 1.00) for the third quarter of 2024 and for each quarter thereafter, (ix) that the minimum permitted Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) is decreased from 3.00 to 1.00 to 1.75 to 1.00 for the first quarter of 2023 through the second quarter of 2024, stepping up to 2.75 to 1.00 for the third quarter of 2024, and stepping up further to 3.00 to 1.00 for the fourth quarter of 2024 and for each quarter thereafter, (x) that the Company and its subsidiaries are prohibited from making capital expenditures in excess of $30 million in the aggregate during any fiscal year, (xi) that the Term Loan 2 Tranche will be priced at Adjusted Term SOFR or Base Rate (each, as defined in the Credit Agreement) plus, through December 30, 2023, 6.25% (or 5.25% for Base Rate Loans (as defined in the Credit Agreement)), thereafter through and including December 28, 2024, 7.50% (or 6.50% for Base Rate Loans), and on and after December 29, 2024, 8.00% (or 7.00% for Base Rate Loans), (xii) that the Company is required to make additional quarterly mandatory prepayments in respect of the Term Loans, commencing with the second quarter of 2024, in an amount equal to 50% (increasing to 75% commencing with the first quarter of 2025) of Excess Cash Flow (as defined in the Amended Credit Agreement) for such quarter, as well as additional mandatory prepayments in respect of the Term Loans with the net cash proceeds from any dispositions of real property, and that all mandatory prepayments will be applied first to the Term Loan 2 Tranche and then ratably among the other Term Loans, and (xiii) that the Applicable Margin Reversion Date (as defined in the Credit Agreement) construct permitting a toggle to lower applicable margin and other pricing upon the satisfaction of certain conditions is removed. The Amendment also (a) requires the Company and the U.S. Loan Parties (as defined in the Credit Agreement) to mortgage Material Real Property (as defined in the Amended Credit Agreement) as collateral security for the payment and performance of the obligations under the Amended Credit Agreement, (b) reduces certain thresholds and baskets, and (c) requires the Company to comply with additional reporting and other requirements, including, among other things, (i) cooperating with the Administrative Agent’s efforts in conducting an appraisal of the total valuation of the intellectual property of the Company and its subsidiaries, (ii) cooperating with the Administrative Agent’s efforts in conducting an appraisal of the total valuation of all fee owned real property of the Company and its subsidiaries located in the United States, and (iii) the delivery of a schedule listing certain information with respect to each subsidiary of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached here as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Item No.	Description
10.1
Third Amendment to Credit Agreement dated as of February 22, 2023, by and among Tupperware Brands Corporation, as parent borrower, Tupperware Products AG, as Swiss subsidiary borrower, Administradora Dart, S. de R.L. de C.V., as Mexican subsidiary borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	February 28, 2023	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary